Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Susan Hardman
Intersil Investor Relations
Tel: (408) 546-3332
E-Mail: shardman@intersil.com

Intersil Announces 25 Percent Increase to Quarterly Dividend and $150 Million Stock Repurchase Program

—Declares $0.05 quarterly cash dividend

MILPITAS, CA, November 2, 2005 – Intersil Corporation (NASDAQ: ISIL), a world leader in the design and manufacture of high performance analog solutions, today announced two strategic actions that further demonstrate its commitment to increasing shareholder value.

As a result of Intersil’s continued positive cash flow and strong balance sheet position the Company’s board of directors authorized and declared its quarterly dividend of $0.05 per share of common stock. This dividend reflects a 25 percent increase from the quarterly per share rate that the Company had previously paid over the past four quarters. Payment of the dividend will be made on November 22, 2005, to shareholders of record as of the close of business on November 11, 2005. In addition, Intersil’s board of directors has authorized a program to repurchase up to $150 million of Intersil stock over the next twelve months. The timing of the buy-back and the exact number of shares purchased will depend on market conditions. On October 28, 2005, the Company had approximately 141.5 million shares of common stock outstanding.

“The dividend increase and stock repurchase plan announced today are a direct result of the Company’s ongoing financial strength, strong balance sheet, and the expected future performance of the Company,” said David Zinsner, vice president and CFO. “We are very pleased to provide this increased return to our shareholders.”

—more—

Intersil Announces Dividend and Stock Repurchase, Page Two

About Intersil

Intersil Corporation, a NASDAQ 100 Index company, is a leader in the design and manufacture of high performance analog semiconductors. The Company’s products address three of the industry’s fastest growing markets: flat panel displays, handhelds and power management. Intersil products include power management devices for battery management, hot-swap and hot-plug controllers, linear regulators, supervisory ICs, switching DC/DC regulators and power MOSFET drivers; optical storage laser diode drivers; DSL line drivers; video and high performance operational amplifiers; data converters; interface ICs; analog switches and multiplexers; crosspoint switches; voice-over-IP devices; and ICs for military, space and rad-hard applications. For more information about Intersil or to find out how to become a member of our winning team, visit the company’s web site and career page at www.intersil.com.

FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil Corporation’s (“Intersil”) management’s current expectations, estimates, beliefs, assumptions, and projections about Intersil’s business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Intersil filings with the U.S. Securities and Exchange Commission (“SEC”) (which you may obtain for free at the SEC’s web site at www.sec.gov) discuss some of the important risk factors that may affect the Company’s business, results of operations, and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.